EXHIBIT 10.5

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 29, 2006 (AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED, THE “REGISTRATION RIGHTS AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND MAY BE OBTAINED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

BUTLER INTERNATIONAL, INC.
WARRANT TO PURCHASE ___________ SHARES
OF COMMON STOCK

          THIS CERTIFIES THAT, for value received, ____________ and its assignees are entitled to subscribe for and purchase _____________ shares (as adjusted pursuant to Section 5 hereof, the “Shares”) of the fully-paid and nonassessable Common Stock of BUTLER INTERNATIONAL, INC., a Maryland corporation (the “Corporation”), at a price of $2.00 per share (such price, as adjusted pursuant to Section 5 hereof, the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

          1.       Definitions. As used herein:

                    (a)     “Common Stock” shall mean the Corporation’s Common Stock, par value $0.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

                    (b)     “Date of Grant” shall mean December __, 2006.

                    (c)     “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if traded on a national securities exchange, the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to such date; (ii) if traded on the Nasdaq Stock Market or other over-the-counter system, the average of the closing bid prices of the Common Stock over the five trading days immediately prior to such date; and (iii) if there is no public market for the Common Stock, the fair market value as determined by mutual agreement of the holder of this Warrant and the Corporation.

                    (d)     “Other Warrants” shall mean any other warrants issued by the Corporation in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.

                    (e)     “Warrant” shall mean this warrant and the Other Warrants, unless the context clearly requires otherwise.

          2.       Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the fifth anniversary of the Date of Grant.

          3.       Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by the surrender of this Warrant, with a notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed, at the principal office of the Corporation, accompanied by:

                    (a)     a certified or bank check, or wire transfer to an account designated by the Corporation (a “Wire Transfer”), of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or

                    (b)     certificates evidencing a number of shares of the Corporation’s Series A 7% Cumulative Preferred Stock (the “Series A Preferred Stock”) having an aggregate Redemption Price (as defined in the Articles Supplementary creating the Series A Preferred Stock) equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased.

                    (c)     The person or persons in whose names any certificates representing Shares of Common Stock issuable upon exercise of this Warrant are to be issued shall be deemed to have become the holders of record of, and shall be treated for all purposes as the record holders of, the Shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

                    (d)     In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant has not been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period; provided, however, at such time as the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Corporation shall cause its transfer agent to deliver the certificate representing the Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

          4.       Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of this Warrant shall, upon issuance pursuant to the terms and conditions herein, be fully-paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the period within which this Warrant may be exercised, the Corporation shall at all times have authorized and reserved for issuance upon exercise of this

Warrant a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

          5.       Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                    (a)     Reclassification or Merger. In case of any reclassification or change of the Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Corporation, the Corporation (or such successor or purchasing corporation, as the case may be) shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Corporation shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the valuation of the Common Stock at the time of the transaction. Any such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subsection shall similarly apply to successive reclassifications, changes, mergers and transfers.

                    (b)     Subdivision or Combination of Shares. If the Corporation at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

                    (c)     Stock Dividends and Other Distributions. If the Corporation at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 5(a) and 5(b)), then, in each such case, provision shall be made by the Corporation such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Corporation entitled to receive such dividend or distribution.

                    (d)     Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          6.       Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Corporation shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 16 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Common Stock shall be adjusted, the Corporation shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Common Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 16 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

          7.       No Dilution or Impairment.

                    (a)     The Corporation shall not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) shall not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the exercise of all Warrants from time to time outstanding, (c) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the Holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) shall not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and shall be bound by all the terms of this Warrant.

                    (b)     Such antidilution rights shall not be restated, amended, modified or waived in any manner that is adverse to the holder hereof without such holder’s prior written consent. The Corporation shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Corporation’s Charter promptly after the same has been made.

          8.       Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Corporation shall make a cash payment therefor based on the Fair Market Value of the Common Stock on the date of exercise.

          9.       Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

                    (a)     The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder shall not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which shall not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Common Stock so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Corporation. This Warrant and all shares of Common Stock issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Such legend shall be removed by the Corporation, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

                    (b)     Applicability of Restrictions. No restrictions of any legend described in this Warrant shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock to be purchased upon exercise hereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Corporation’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

          10.     Registration Rights. The Corporation is contemporaneously granting registration rights to the holder of this Warrant for any Shares purchased upon exercise of this Warrant pursuant to that certain Registration Rights Agreement dated as of the date hereof between the Corporation and the holder. Such registration rights are freely assignable by the holder of this Warrant in connection with a permitted transfer of this Warrant or the Shares.

          11.     Voting Rights; Information; Notice of Transactions.

                    (a)     The holder of this Warrant, as such, shall be entitled to such voting rights and rights related thereto as if it were the holder of the Common Stock or other securities of the Corporation, which may at any time be issuable on the exercise hereof, including the right to vote for the election of directors or upon any matter submitted to holders of Common Stock at any meeting thereof and to receive notice of meetings, and the Corporation shall promptly take such actions as may be necessary or advisable to cause such voting rights to be included in the Corporation’s Charter. The holder of this Warrant shall cooperate with the Corporation in the exercise of such voting rights and in all other corporate matters. Notwithstanding the foregoing, nothing herein shall entitle the holder of this Warrant to receive dividends or other distributions until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

                    (b)     The Corporation shall transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Corporation concurrently with the distribution thereof to the shareholders.

                    (c)     The Corporation shall provide the holder of this Warrant with at least 20 days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Corporation has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Corporation’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Corporation), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Corporation is disposed of.

          12.     Callable Warrant. This Warrant may be redeemed by the Company at any time after May 1, 2007 upon not less than 30 days’ advance written notice to Holder (a “Notice of Redemption”), at a price equal to $4.00 per Share, provided that (a) a registration statement with the Securities and Exchange Commission is then in effect as to the shares of Common Stock underlying the Warrant and will be in effect as of a date 30 days from the date of the Notice of Redemption; and (b) for a period of not less than 10 trading days prior to the date of the Notice of Redemption, the Common Stock has closed at a price of $4.00 per share or higher.

          13.     Representations and Warranties. The Corporation represents and warrants to the holder of this Warrant as follows:

                    (a)     This Warrant has been duly authorized and executed by the Corporation and is a valid and binding obligation of the Corporation enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

                    (b)     The Shares have been duly authorized and reserved for issuance by the Corporation and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable;

                    (c)     Neither the execution and delivery of this Warrant nor the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof (i) violates the Corporation’s Charter or Bylaws, (ii) contravenes any law, governmental rule or regulation, judgment or order applicable to the Corporation, or (iii) conflicts with or contravenes any provision of, or constitutes a default under, any indenture, mortgage, contract or other instrument to which the Corporation is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings shall be effected by the time required thereby.

          14.     Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          15.     Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Corporation shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Corporation or to the Corporation at the address indicated therefor on the signature page of this Warrant.

          16.     Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation’s assets, and all of the obligations of the Corporation relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Corporation shall inure to the benefit of the successors and assigns of the holder hereof.

          17.     Lost Warrants or Stock Certificates. The Corporation covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Corporation shall make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

          18.      Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

          19.      Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New Jersey.

          20.      Survival of Representations, Warranties and Agreements. All representations and warranties of the Corporation and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Corporation and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

          21.      Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Corporation), or the Corporation (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

          22.      No Impairment of Rights. The Corporation shall not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

          23.      Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

          24.      Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          25.      Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

BUTLER INTERNATIONAL, INC.

By:

EXHIBIT A
NOTICE OF EXERCISE

To:	BUTLER INTERNATIONAL, INC. (the “Corporation”)

	1.	The undersigned hereby:

☐

elects to purchase ________ shares of Common Stock of the Corporation pursuant to Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full in cash, or

☐

elects to purchase ________ shares of Common Stock of the Corporation pursuant to the Section 3(b) of the attached Warrant, and tenders herewith certificates evidencing __________ shares of the Corporation’s Series A 7% Cumulative Preferred Stock.

2. Please issue a certificate or certificates representing ________ shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

          3.       The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)